Exhibit 10.5

FIRST AMENDMENT TO WARRANT AGREEMENT

This First Amendment to Warrant Agreement (this "Amendment") is entered into as of July 27, 2017(the "Effective Date") by and between CytRx Corporation, a Delaware corporation (the "Company"), and Hercules Capital, Inc. (formerly known as Hercules Technology Growth Capital, Inc.), a Maryland corporation (the "Warrantholder"), and amends that certain Warrant Agreement to Purchase Shares of the Common Stock of the Company, dated as of February 5, 2016, issued by the Company to the Warrantholder (the "Agreement"). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Agreement.

RECITALS

WHEREAS,  pursuant  to  Section 12(h) of the Agreement, none of the terms of the Agreement may be amended except by an instrument executed by each of the parties thereto.

WHEREAS, the Company and the Warrantholder desire to amend the Agreement as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual agreements, covenants and considerations contained herein, the receipt of which are hereby acknowledged, the parties agree as follows:

1.	Amendments to Warrant.

a.	The introductory paragraph of Section 1(a) of the Agreement is hereby amended and restated in its entirety to read as follows:

"(a) For value received, the Company hereby grants to the Warrantholder, and the Warrantholder is entitled, upon the terms and subject to the conditions hereinafter set forth, to subscribe for and purchase, from the Company, up to 317,073 fully paid and non-assessable shares of Common Stock (as defined below) at a purchase price per share equal to the Exercise Price (as defined below). The number of, and applicable Exercise Price for, such shares are subject to adjustment as provided in Section 8. As used herein, the following terms shall have the following meanings:"

b.	The definition of "Exercise Price" in Section 1(a) of the Agreement is hereby amended and restated in its entirety to read as follows:

""Exercise Price" means (i) with respect to 253,658 of the shares issuable upon exercise hereof, the 30-day volume-weighted average price of the Common Stock over the 30-day period beginning 15 days before the announcement of that certain Exclusive License Agreement to be entered into by and between the Company and NantCell, Inc., and (ii) with respect to 63,415 of the shares issuable upon exercise hereof, $2.05. Upon partial exercise of this Warrant, the Warrantholder shall specify the applicable Exercise Price in its Notice of Exercise (as defined below)."
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c.	The definition of "Purchase Price" in Section 1(a) of the Agreement is hereby amended and restated in its entirety to read as follows:

""Purchase Price" means, with respect to any exercise of this Warrant, an amount equal to the applicable Exercise Price (subject to adjustment from time to time in accordance with the provisions of this Agreement) multiplied by the number of shares of Common Stock as to which this Warrant is then exercised."

d.	The definition of "Warrant Coverage" in Section 1(a) of the Agreement is hereby deleted in its entirety.

e.	Section 1(b) of the Agreement is hereby amended and restated in its entirety to read as follows:

"(b) Number of Shares. This Warrant shall be exercisable for up to 317,073 fully-paid and non-assessable shares of Common Stock, as subject to adjustment from time to time in accordance with the provisions of this Agreement."

f.	Section 3(b) of the Agreement is hereby amended and restated in its entirety to read as follows:

"(b) Exercise Prior to Expiration. To the extent this Warrant is not previously exercised as to all shares subject hereto, and if the then-current fair market value of one share of Common Stock is greater than the Exercise Price then in effect, or, in the case of a Liquid Sale, where the value per share of Common Stock (as determined as of the closing of such Liquid Sale in accordance with the definitive agreements executed by the parties in connection with such Merger Event) to be paid to the holders thereof is greater than the Exercise Price then in effect, this Agreement shall be deemed automatically exercised on a Net Issuance basis pursuant to Section 3(a) (even if not surrendered) as of immediately before its expiration determined in accordance with Section 2. For the avoidance of doubt, in the event the then-current fair market value of one share of Common Stock or the value per share of Common Stock is greater than the Exercise Price then in effect for a portion but not all of the shares of Common Stock issuable hereunder, this Agreement shall be deemed automatically exercised on a Net Issuance basis pursuant to Section 3(a) (even if not surrendered) as of immediately before its expiration determined in accordance with Section 2 for such portion of the shares issuable hereunder. For purposes of such automatic exercise, the fair market value of one share of Common Stock upon such expiration shall be determined pursuant to Section 3(a). To the extent this Warrant or any portion hereof is deemed automatically exercised pursuant to this Section 3(b), the Company agrees to promptly notify the Warrantholder of the number of shares of Common Stock if any, the Warrantholder is to receive by reason of such automatic exercise, and to cause its transfer agent to issue such shares to the Warrantholder in book entry form."
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g.	Section 8(a) of the Agreement is hereby amended and restated in its entirety to read as follows:

"(a) Merger Event. In connection with a Merger Event that is a Liquid Sale, this Warrant shall, on and after the closing thereof, automatically and without further action on the part of any party or other person, represent the right to receive the consideration payable on or in respect of all shares of Common Stock that are issuable hereunder as of immediately prior to the closing of such Merger Event less the applicable Purchase Price for all such shares of Common Stock (such consideration to include both the consideration payable at the closing of such Merger Event and all deferred consideration payable thereafter, if any, including, but not limited to, payments of amounts deposited at such closing into escrow and payments in the nature of earn-outs, milestone payments or other performance- based payments), and such Merger Event consideration shall be paid to the Warrantholder as and when it is paid to the holders of the outstanding shares of Common Stock. To the extent the consideration to be received by the Warrantholder at the closing of a Merger Event that is a Liquid Sale is less than the Purchase Price, this Warrant shall automatically terminate as of the closing of such Merger Event that is a Liquid Sale. For the avoidance of doubt, in the event the consideration to be received by the Warrantholder at the closing of a Merger Event that is a Liquid Sale is less than the Purchase Price for a portion but not all of the shares of Common Stock issuable hereunder, this Warrant shall automatically terminate as of the closing of such Merger Event that is a Liquid Sale only with respect to such portion of the shares issuable hereunder. In connection with a Merger Event that is not a Liquid Sale, the Company shall cause the successor or surviving entity to assume this Agreement and the obligations of the Company hereunder on the closing thereof, and thereafter this Warrant shall be exercisable for the same number and type of securities or other property as the Warrantholder would have received in consideration for the shares of Common Stock issuable hereunder had it exercised this Warrant in full as of immediately prior to such closing, with the Exercise Price adjusted proportionally with respect to the securities issuable hereunder, but at an aggregate Exercise Price no greater than the aggregate Exercise Price in effect as of immediately prior to such closing, and subject to further adjustment from time to time in accordance with the provisions of this Agreement. The provisions of this Section 8(a) shall similarly apply to successive Merger Events."

2.
Company Representations and Warranties. The Company hereby represents and warrants to the Warrantholder that there have been no adjustments to the number of shares issuable upon exercise of the Warrant or the Exercise Price of such shares required pursuant to the provisions of the Agreement through the date hereof (without giving effect to this Amendment).

3.
Effect of this Amendment. Except as specifically amended as set forth herein, each term and condition of each of the Agreement shall continue in full force and effect. None of the terms of this Amendment may be amended except by an instrument executed by each of the parties hereto.

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4.
Governing Law. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

5.
Counterparts. This Amendment and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts (including by facsimile or electronic delivery (PDF)), and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument.

[Signature Page Follows]
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             IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by its officers thereunto duly authorized as of the Effective Date.

COMPANY:     CYTRX CORPORATION

By: _

WARRANTHOLDER: HERCULES  CAPITAL, INC.

By: _

[Signature Page to First Amendment to Warrant]

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